     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2001
                                                          REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
            DELAWARE                                       94-1109521
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                          ----------------------------
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)
                             -----------------------

            HEXCEL CORPORATION 1998 BROAD BASED INCENTIVE STOCK PLAN
                            (Full Title of the Plan)
                             -----------------------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

================= =============== ============== =============== ==============
                                    Proposed        Proposed
    Title of                         Maximum        Maximum        Amount of
 Securities to     Amount to be     Offering       Aggregate     Registration
 be Registered    Registered (1)      Price         Offering          Fee
                                  Per Share(2)      Price(2)
----------------- --------------- -------------- --------------- --------------

Common Stock,        325,000          $8.42        $2,736,500        $685
par value $0.01
per share
================= =============== ============== =============== ==============

(1) This registration statement (this "Registration Statement") covers additional shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (as amended, the "Plan"). By virtue of an amendment to the Plan, the number of shares issuable thereunder was increased by 325,000 shares. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on August 16, 2001, which is within five business days prior to filing.

            The Registrant has previously registered 775,000 shares of its Common Stock, $0.01 par value, issuable under the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (as amended, the "Plan"). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register an additional 325,000 shares issuable under the Plan. The Registrant hereby incorporates by reference Registrant's previous Form S-8 Registration Statements (File Nos. 333-46472 and 333-57223) relating to the Plan, as filed with the Securities and Exchange Commission (the "Commission") on June 19, 1998 and September 22, 2000, respectively.

ITEM 8. EXHIBITS.

            4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

            4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

            4.3 Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

            5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

            23.1  Consent of PricewaterhouseCoopers LLP.

            23.2  Consent of Ira J. Krakower (included in Exhibit 5.1).

            24.1 Power of Attorney (included on the signature page of this Registration Statement).

            99.1 Registration Statement on Form S-8, Registration No. 333-57223, relating to the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-57223, dated June 19, 1998).

            99.2 Registration Statement on Form S-8, Registration No. 333-46472, relating to the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-46472, dated September 22, 2000).

            99.3 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 20th day of August, 2001.


                                    HEXCEL CORPORATION



                                    By:   /s/ Ira J. Krakower
                                          ------------------------------------
                                          Ira J. Krakower
                                          Senior Vice President, General
                                          Counsel and Secretary


            KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ David E. Berges                         Chairman of the Board; Chief                August 20, 2001
-----------------------------               Executive Officer; Director
David E. Berges


/s/ Harold E. Kinne                         President; Chief Operating Officer;         August 20, 2001
-----------------------------               Director
Harold E. Kinne


/s/ Stephen C. Forsyth                      Executive Vice President; Chief             August 20, 2001
-----------------------------               Financial Officer
Stephen C. Forsyth


/s/ William J. Fazio                        Controller; Principal Accounting            August 20, 2001
-----------------------------               Officer
William J. Fazio


/s/ H. Arthur Bellows, Jr.                  Director                                    August 20, 2001
-----------------------------
H. Arthur Bellows, Jr.


/s/ Robert S. Evans                         Director                                    August 20, 2001
-----------------------------
Robert S. Evans


/s/ James J. Gaffney                        Director                                    August 20, 2001
-----------------------------
James J. Gaffney


/s/ Marshall S. Geller                      Director                                    August 13, 2001
-----------------------------
Marshall S. Geller


/s/ Lewis Rubin                             Director                                    August 20, 2001
-----------------------------
Lewis Rubin


/s/ Martin Solomon                          Director                                    August 20, 2001
-----------------------------
Martin Solomon

                                  EXHIBIT INDEX

Exhibit
-------

4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2,
      2001).

4.3 Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Registration Statement on Form S-8, Registration No. 333-57223, relating to the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-57223, dated June 19, 1998).

99.2 Registration Statement on Form S-8, Registration No. 333-46472, relating to the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-46472, dated September 22, 2000).

99.3 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).